Exhibit 5.2

CONSENT OF EXPERT

In connection with the Registration Statement on Form F-10 of Osisko Gold Royalties Ltd filed with the United States Securities and Exchange Commission (the “Registration Statement”), I, Guy Desharnais, Ph.D., P.Geo, hereby consent to the use of my name in connection with the reference to certain scientific and technical information approved by me as set out in the Registration Statement and the documents incorporated by reference therein.

By:	/s/ Guy Desharnais

Name: Guy Desharnais, Ph.D., P.Geo
July 26, 2023